Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

      OCTOBER 24, 2013

QUALITY SYSTEMS, INC. REPORTS FISCAL 2014 SECOND QUARTER RESULTS

IRVINE, Calif. … October 24, 2013 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2014 second quarter ended September 30, 2013.

The Company reported revenues of $111.1 million for the second quarter ended September 30, 2013, a decrease of four percent versus $116.1 million reported in the second quarter of fiscal 2013. Net income for the fiscal 2014 second quarter was $10.1 million, a decrease of 36 percent compared with net income of $15.7 million for the fiscal 2013 second quarter. On a GAAP basis, fully diluted earnings per share for the fiscal 2014 second quarter was $0.17, a decline of 35 percent from $0.26 reported in the comparable quarter a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2014 second quarter was $0.22, a decline of 29 percent from $0.31 for the comparable quarter a year ago (non-GAAP fully diluted earnings per share is reconciled to its corresponding GAAP measure at the end of this release).

The Company commenced reporting non-GAAP earnings per share this quarter, as a supplement to the reported GAAP earnings per share, as management of the Company believes that the non-GAAP measurement provides readers of the financial statements enhanced disclosure of the Company’s operating performance exclusive of select non-cash items and other exceptional costs.

During the quarter, the Company completed the acquisition of Mirth Corporation, a global leader in health information technology that aids in achieving interoperability and fosters connectivity. The acquisition enhances the Company’s current enterprise interoperability initiatives while broadening its accountable and collaborative care, population health, disease management and clinical data exchange offerings.

“The second quarter results are indicative that the reorganization plan we put in place during fiscal 2013 is beginning to gain traction. During this time, we employed a range of new techniques to foster leads, and over the past two quarters, these initiatives started to reap results. In the first half of this fiscal year, we saw our leads grow and pipeline increase. This quarter, revenue, bookings and systems sales all increased versus the 2014 first quarter. For the first time in five quarters, we are pleased to see sequential improvement across all these categories,” noted Steven T. Plochocki, Quality Systems’ President and Chief Executive Officer.

“Additionally, the acquisition of Mirth was well received by our clients and the marketplace. Mirth is bringing state-of-the-art interoperability technology to our clients and the marketplace, which not only strengthens our competitive position, but also brings new potential products and opens the doors for expansion across other market segments in the future. We are quickly integrating Mirth’s expertise and believe it will be a strong contributor in fiscal year 2015,” Plochocki added.

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Quality Systems, Inc.

Fiscal 2014 Second Quarter Results

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of Seventeen and One-Half Cents ($0.175) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of December 13, 2013 with an anticipated distribution date of January 3, 2014. The $0.175 per share cash dividend is pursuant to the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of Common Stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2014 second quarter results on Thursday, October 24, 2013 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #76516044. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the company website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #76516044. The replay will be available from approximately 1:00 PM ET on Thursday, October 24, 2013, through 11:59 PM ET on Thursday, October 31, 2013.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, earnings per share and the anticipated benefits of the acquisition of Mirth Corporation). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include failure to successfully integrate the operations, technology, infrastructure or employees of Mirth Corporation into the Company; and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’

Quality Systems, Inc.

Fiscal 2014 Second Quarter Results

financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP measures, such as non-GAAP diluted earnings per share and Days Sales Outstanding (“DSO”), provide useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, proxy contest expense, and share-based compensation from GAAP income before provision for income taxes. The Company calculates DSO by annualizing (multiplying by four) net revenue for the quarter and then dividing by 365 days to yield an average daily sales amount. The balance of accounts receivable, net of any reserves for bad debts, is then divided by that average daily sales amount resulting in the DSO.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,
	2013	2012
Revenues:
Software and hardware	$15,562	$23,720
Implementation and training services	7,809	8,535

System sales	23,371	32,255
Maintenance	40,313	38,715
Electronic data interchange services	16,545	15,024
Revenue cycle management and related services	15,467	14,486
Other services	15,385	15,648

Maintenance, EDI, RCM and other services	87,710	83,873

Total revenues	111,081	116,128

Cost of revenue:
Software and hardware	4,779	5,624
Implementation and training services	6,972	7,507

Total cost of system sales	11,751	13,131
Maintenance	5,262	4,741
Electronic data interchange services	10,650	9,151
Revenue cycle management and related services	11,007	10,556
Other services	9,012	8,785

Total cost of maintenance, EDI, RCM and other services	35,931	33,233

Total cost of revenue	47,682	46,364

Gross profit	63,399	69,764
Operating expenses:
Selling, general and administrative	38,578	37,832
Research and development costs	7,615	6,272
Amortization of acquired intangible assets	1,260	1,316
Impairment of goodwill	—	—

Total operating expenses	47,453	45,420

Income from operations	15,946	24,344
Interest expense, net	(205)	(62)
Other income (expense), net	(155)	220

Income before provision for income taxes	15,586	24,502
Provision for income taxes	5,465	8,811

Net income	$10,121	$15,691

Net income per share:
Basic	$0.17	$0.26
Diluted	$0.17	$0.26
Weighted-average shares outstanding:
Basic	59,734	59,347
Diluted	59,751	59,386
Dividends declared per common share	$0.175	$0.175

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$72,816	$105,999
Restricted cash	3,498	5,488
Marketable securities	11,489	12,012
Accounts receivable, net	139,526	148,257
Inventories	996	710
Income taxes receivable	4,466	—
Deferred income taxes, net	12,180	12,140
Other current assets	12,212	12,720

Total current assets	257,183	297,326
Equipment and improvements, net	23,508	21,887
Capitalized software costs, net	49,773	39,781
Intangibles, net	49,838	27,550
Goodwill	76,219	45,761
Other assets	10,810	10,750

Total assets	$467,331	$443,055

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,823	$11,501
Deferred revenue	66,643	65,207
Accrued compensation and related benefits	11,976	11,915
Income taxes payable	—	1,480
Dividends payable	10,672	10,418
Other current liabilities	32,343	26,508

Total current liabilities	130,457	127,029
Deferred revenue, net of current	1,362	1,219
Deferred income taxes, net	—	—
Deferred compensation	4,298	3,809
Other noncurrent liabilities	10,710	3,949

Total liabilities	146,827	136,006
Commitments and contingencies
Shareholders’ equity:
Common stock $0.01 par value; authorized 100,000 shares; issued and outstanding 60,125 and 59,543 shares at September 30, 2013 and March 31, 2013, respectively	601	595
Additional paid-in capital	191,416	179,743
Accumulated other comprehensive loss	(204)	(11)
Retained earnings	128,691	126,722

Total shareholders’ equity	320,504	307,049

Total liabilities and shareholders’ equity	$467,331	$443,055

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NON-GAAP DILUTED NET INCOME PER SHARE

(IN THOUSANDS, EXCEPT PER SHARE DATA)

		Three Months Ended September 30,
		2013	2012
Income before provision for income taxes—GAAP		$15,586	$24,502
Items excluded from Non-GAAP income before provision for income taxes:
Acquisition costs		429	871
Amortization of acquired intangible assets		2,196	1,993
Proxy contest expense		1,721	1,000
Share-based compensation		584	419

Income before provision for income taxes—Non-GAAP		20,516	28,785
Provision for income taxes		7,160	10,334
Net income—Non-GAAP		$13,356	$18,451

Diluted net income per share—Non-GAAP		$0.22	$0.31

RECONCILIATION OF DAYS SALES OUTSTANDING CALCULATION
(IN THOUSANDS, EXCEPT NUMBER OF DAYS)
		September 30,
		2013
Quarterly Revenue		$111,081
Times four (4)	x	4

Equals Annualized Revenue		444,324
Divided by 365 days	÷	365

Equals Average Daily Revenue	=	$1,217

Net Accounts Receivable		$139,526
Divided by Average Daily Revenue	÷	1,217

Equals Days Sales Outstanding	=	115

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